THIRD AMENDMENT TO CREDIT AGREEMENT AND NOTES


                  THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND NOTES, dated as of June 29, 2000 among RIGHT MANAGEMENT CONSULTANTS, INC. (the "Company"), RIGHT ASSOCIATES-GOVERNMENT SERVICES, INC., RIGHT MANAGEMENT CONSULTANTS, S.A., RIGHT ASSOCIATES BELGIUM, INC., RIGHT ASSOCIATES FRANCE, INC., RIGHT ASSOCIATES, LTD., RIGHT ASSOCIATES LICENSE, INC., R.M.C. & CO., SNC, RIGHT D&A PTY LTD, RMC OF ILLINOIS, INC., RIGHT LICENSE HOLDING, INC. and TEAMS INTERNATIONAL, LLC (the "Borrowers"), PNC BANK, NATIONAL ASSOCIATION ("PNC Bank") and FIRST UNION NATIONAL BANK (together with PNC Bank, the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks under the Credit Agreement (in such capacity, the "Agent").


                                   BACKGROUND

                  The Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of December 20, 1996, as amended by a First Amendment to Credit Agreement dated as of June 26, 1997 and by a Second Amendment to Credit Agreement dated as of April 10, 1998 (the "Credit Agreement"), whereby the Banks have agreed to provide a $40,000,000 Credit Facility (the "Credit Facility") to the Borrowers evidenced by the Revolving Credit Note issued to each of the Banks in the principal amount of $20,000,000 (collectively, the "Revolving Credit Notes"). (All terms used in this Amendment shall have the meanings set forth in the Credit Agreement, unless otherwise defined herein.)

                  The Borrowers have requested and the Agent and the Banks have agreed to increase the maximum amount of the Credit Facility to $60,000,000 and to make certain other amendments to the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:


(a) The definition of Applicable Margin in Section 1.1 is hereby amended and restated to read in full as follows:

                           "Applicable Margin": on any date, for a Eurodollar
                  Loan, the percentage per annum set forth below in the column entitled Eurodollar Rate, opposite the Total Debt/EBITDA Ratio shown on the last Total Debt/EBITDA Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) prior to such date:


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                                                            Eurodollar
    Level         Total Debt/EBITDA Ratio                      Rate
    -----         -----------------------                   ----------

     I             Less than or equal to
                   0.25 to 1.0                                .75%

     II            Less than or equal to 0.75
                   to 1.0 but greater than
                   0.25 to 1.0                                .875%

     III           Less than or equal to 1.25
                   to 1.0 but greater than
                   0.75 to 1.0                               1.00%

     IV            Less than or equal to 1.75
                   to 1.0 but greater than
                   1.25 to 1.0                               1.25%

     V             Greater than 1.75 to 1.0                  1.50%

                  ; provided, however, that (a) in the event that no Total Debt/EBITDA Ratio Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(c), the Applicable Margin from such date until such Total Debt/EBITDA Ratio Certificate is actually delivered shall be that applicable when the Total Debt/EBITDA Ratio is greater than 1.75 to 1.0, (b) in the event that the actual Total Debt/EBITDA Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Total Debt/EBITDA Ratio Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Total Debt/EBITDA Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Total Debt/EBITDA Ratio Certificate for the fiscal quarter ending March 31, 2000, the Applicable Margin shall be that applicable when the Total Debt/EBITDA Ratio is less than or equal to 1.25 to 1.0 but greater than 0.75 to 1.0. Any additional interest on the Loans resulting from the operation of clause (b) above shall be payable by the Borrowers jointly and severally to the Banks within five (5) days after receipt of a written demand therefor from the Agent.



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

(b) The definition of Commitment Fee Rate in Section 1.1 is hereby amended and restated to read in full as follows:

                           "Commitment Fee Rate": on each day during each fiscal
                  quarter of the Company, the percentage per annum set forth below opposite the Total Debt/EBITDA Ratio shown on the Total Debt/EBITDA Ratio Certificate delivered to the Agent pursuant to subsection 5.2(c) for the immediately preceding fiscal quarter:

                                                               Commitment Fee
      Level        Total Debt/EBITDA Ratio                          Rate
      -----        -----------------------                  ------------------

       I          Less than or equal to 0.25 to 1.0                .175%

       II         Less than or equal to 0.75 to 1.0 but
                  greater than 0.25 to 1.0                         .200%

       III        Less than or equal to 1.25 to 1.0 but
                  greater than 0.75 to 1.0                         .225%

       IV         Less than or equal to 1.75 to 1.0 but
                  greater than 1.25 to 1.0                         .250%

       V          Greater than 1.75 to 1.0                         .300%

; provided, however, that, (a) in the event that no Total Debt/EBITDA Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Commitment Fee Rate during such fiscal quarter shall be that applicable when the Total Debt/EBITDA Ratio is greater than 1.75 to 1.0, (b) in the event that the actual Total Debt/EBITDA Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Total Debt/EBITDA Ratio Certificate for such fiscal quarter, the Commitment Fee Rate shall be recalculated for the applicable period based upon such actual Total Debt/EBITDA Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Total Debt/EBITDA Ratio Certificate for the fiscal quarter ending March 31, 2000, the Commitment Fee Rate shall be that applicable when the Total Debt/EBITDA Ratio is less than or equal to 1.25 to 1.0 but greater than 0.75 to 1.0. Any additional Commitment Fees that is due to the Banks resulting from the operation of clause (b) above



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

shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Agent.

(c) The definition of Permitted Acquisition in Section 1.1 is hereby amended and restated to read in full as follows:

                           "Permitted Acquisition": an acquisition by a Borrower
                  of the stock or assets of a Person engaged in the career management, human resources staffing, career recruiting, human resources product development and human resources consulting services business, provided that: (a) the Person to be acquired (or the assets of which are to be acquired) had either positive operating income or no more than $500,000 in operating losses during the preceding 12 months ending on the last day of the calendar quarter preceding the proposed date of acquisition; (b) at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date (assuming for purposes of the covenants contained in Section 6.1 that pro forma adjustments are made to the financial statements of the Borrowers reflecting such acquisition; provided, that historical EBITDA of the Person to be acquired (or the assets of which are to be acquired) shall be included for purposes of calculating such covenant compliance only if audited financial statements of such Person are received by the Agent within 30 days prior to the consummation of such acquisition); (c) the gross purchase price for such acquisition shall not result in the Available Commitments falling below $5,000,000; and (d) with respect to any acquisition in which the gross purchase price shall exceed $2,500,000, financial statements covering the assets or operations proposed to be acquired are provided to the Agent and each Bank within 30 days after the consummation of any such acquisition.

(d) The definition of Termination Date in Section 1.1 is hereby amended and restated to read in full as follows:

                  "Termination Date": the earlier of (a) June 30, 2003 or any anniversary of such date to which the Termination Date shall have been extended pursuant to subsection 2.14(d) hereof and
                  (b) the date the Commitments are terminated as provided herein.




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

(e) Section 6.1(a) is hereby amended and restated to read in full as follows:

                                    (a) Maintenance of Net Worth. Permit
                  Consolidated Net Worth on any day to be less than (i) from December 31, 1999 until December 30, 2000, $44,785,000 and
                  (ii) thereafter, the sum of (A) $44,785,000 plus (B) fifty percent (50%) of Consolidated Net Income for each fiscal year thereafter commencing with the fiscal year ending December 31, 2000, exclusive of any fiscal year in which Consolidated Net Income is a negative, plus (C) one-hundred percent (100%) of the Net Proceeds from the issuance after December 31, 1999 of Capital Stock of any Borrower or Subsidiary thereof.

(f) Schedule I attached hereto shall be substituted for Schedule I attached to the Credit Agreement.

2. Amendment to Notes. The Revolving Credit Note of each Bank is hereby amended by deleting the references therein to either "Twenty Million Dollars" or "$20,000,000" and substituting therefor "Thirty Million Dollars" or "$30,000,000", as the case may be.

3. Representations and Warranties. Borrowers hereby represent and warrant to the Agent and the Banks that:

(a) The representations and warranties contained in Section 3 of the Credit Agreement are true and correct as of the date of this Agreement.

(b) No Default or Event of Default exists under the Credit Agreement as of the date of this Agreement.

(c) This Agreement has been duly authorized by all requisite action on behalf of each of the Borrowers and constitutes the legal, valid and binding obligation of each of the Borrowers enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

(d) The execution, delivery and performance of this Agreement will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which any of the Borrowers is a party or by which any of the Borrowers or any of their respective properties is bound.


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

(e) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority, or any trustee or holder of any indebtedness, is required in connection with the valid execution, delivery and performance by the Borrowers of this Agreement, except such as have been obtained.

4. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent:

(a) The Borrower shall have delivered to the Agent the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed:

(i) This Amendment;

(ii) Copies certified by the respective Secretary or Assistant Secretary of each of the Borrowers formed under the laws of a jurisdiction located in the United States of (A) corporate resolutions authorizing the execution and delivery of this Amendment and (B) articles or certificates of incorporation and by-laws or other applicable constituent documents (or a certification that there have been no changes therein since the date certified copies thereof were delivered to the Agent in connection with the Credit Agreement); and

(iii) Such additional documents, certificates and information as the Agent may require pursuant to the terms hereof or otherwise reasonably request.

(b) The representations and warranties set forth in the Credit Agreement shall be true and correct on and as of the date hereof.

5. Ratification; References; No Waiver. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. All references in the Credit Agreement to "this Agreement," "hereof," "hereto" and "hereunder" shall be deemed to be references to the Credit Agreement as amended hereby, and all references in any of the Loan Documents to the Credit Agreement or the Revolving Credit Notes shall be deemed to be to the Credit Agreement and the Revolving Credit Notes as amended hereby. This Amendment does not and shall not be deemed to constitute a waiver by the Agent or the Banks of any Default or Event of Default or of any of the Agent's or the Banks' other rights or remedies.

6. Release; Indemnification. In consideration of the execution of this Amendment by the Agent and the Banks, the Borrowers hereby release the Agent and the Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever



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

and howsoever arising that the Borrowers ever had, now have, or may have against the Agent or the Banks or any of them arising out of or relating to the Credit Facility or the Agent's or the Banks' acts or omissions with respect thereto. The Borrowers hereby further agree to indemnify and hold harmless the Agent and the Banks and their respective officers, directors, attorneys, agents and employees from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against any of them on account of any claims arising out of or relating to the Credit Facility. The Borrowers further state that they have carefully read the foregoing release, know the contents thereof and grant the same as their own free act and deed.

7. Miscellaneous.

(a) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, the Agent and each Bank.

(b) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Credit Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

(d) Successors; Assigns. Each and every one of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

(e) Headings. The paragraph headings of this Agreement are for convenience only and shall not be used to interpret any provision hereof.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  RIGHT MANAGEMENT CONSULTANTS, INC.

                                  RIGHT ASSOCIATES-GOVERNMENT
                                    SERVICES, INC.

                                  RIGHT MANAGEMENT CONSULTANTS, S.A.

                                  RIGHT ASSOCIATES BELGIUM, INC.

                                  RIGHT ASSOCIATES FRANCE, INC.

                                  RIGHT ASSOCIATES, LTD.

                                  RIGHT ASSOCIATES LICENSE, INC.

                                  R.M.C. & CO., SNC

                                  RIGHT D&A PTY LTD

                                  RMC OF ILLINOIS, INC.

                                  RIGHT LICENSE HOLDING, INC.

                                  TEAMS INTERNATIONAL, LLC

                                  By: /S/ CHARLES J. MALLON
                                      ---------------------
                                      Name: Charles J. Mallon
                                      Title: Executive Vice President and
                                             Chief Financial Officer






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


                                  PNC BANK, NATIONAL ASSOCIATION, as a
                                  Bank and as Agent

                                  By: /S/ FORREST B. PATTERSON, JR.
                                      -----------------------------
                                      Name: Forrest B. Patterson, Jr.
                                            -------------------------
                                      Title: Vice President
                                             --------------


                                  FIRST UNION NATIONAL BANK, as a Bank

                                  By: /S/ KATHLEEN M. HEDRICH
                                      -----------------------
                                      Name: Kathleen M. Hedrich
                                      Title: Vice President




























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                                   SCHEDULE I

                        BANKS AND COMMITMENT INFORMATION


Bank and Lending Office(s)                           Commitment

PNC Bank, National Association                       $30,000,000
1600 Market Street
Philadelphia, PA   19103


First Union National Bank                            $30,000,000
Broad and Walnut Streets
Philadelphia, PA   19109























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